Exhibit 99.1

     Moog Closes Poly-Scientific Acquisition, Updates Outlook for Fiscal '04

    EAST AURORA, N.Y., Oct. 1 /PRNewswire-FirstCall/ -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today that it has closed on its acquisition of the assets of Northrop Grumman Corporation's Poly-Scientific Division.

    Poly-Sci is a manufacturer of motion control and data-transmission devices. Its principal products are electrical and fiber-optic slip rings, brushless D.
C. motors, and electromechanical actuators and it employs about 1,000 people in three locations: Blacksburg, Virginia, Springfield, Pennsylvania, and Murphy, North Carolina. Poly-Sci was founded 50 years ago and was acquired in the early 1960's by Litton Industries, Inc. Litton subsequently acquired Clifton Precision and merged it with the Poly-Sci Division. Northrop Grumman acquired Litton Industries in 2001.

    Audited financial statements for Poly-Sci's calendar year 2002 are expected to be completed by the end of October 2003. A Form 8-K incorporating these audited financial statements, as well as the unaudited interim and required pro-forma financial information, will be filed as soon as practicable upon completion of the audit. The following unaudited historical financial information of Poly-Sci is based on information obtained by Moog in connection with our evaluation of the acquisition.

    Sales for Poly-Sci, which will now be called Moog Components Group, were approximately $133 million for the 2002 calendar year and $67 million for the first six months of 2003 ended June 30, 2003. For Moog's fiscal '04, which began on September 28th, 2003, Poly-Sci's sales are forecast to be $140 million. About two-thirds of Poly-Sci sales come from aerospace and defense markets and the balance are industrial. Nearly half of the company's industrial products are used in medical equipment.

    Operating margins for Poly-Sci were 12.2% for the 2002 calendar year and 13.4% for the first six months of 2003. For Moog's fiscal '04, Poly-Sci's operating margins are forecast to be 10.5% after the non-cash accounting charges under FAS141, Accounting for Business Combinations, including the amortization of intangibles and the costs associated with the step-up in inventory values. Depreciation and amortization were $2 million for Poly-Sci's 2002 and $1 million for the first six months of Poly-Sci's operations in calendar 2003.

    Net proceeds of $72 million from Moog's equity offering, which closed on September 16, 2003, resulted from the sale of 2,012,500 newly issued Class A shares and were used to pay for part of the $158 million acquisition. The balance of the purchase price was funded through the company's credit agreements. Total consolidated interest expense for fiscal '04 is expected to be approximately $13 million. In fiscal '04, diluted earnings per share, based on an average of 17.6 million shares outstanding, are estimated to be in the range of $3.10 to $3.30, and net income is forecast to be in a range between $54 million and $58 million.

    This forecast of net income and earnings per share is based on the above-mentioned estimates of expense including the amortization of intangible assets acquired in the acquisition of Poly-Sci and the expense related to purchase accounting adjustments related to their inventory and fixed assets. Actual amounts for these expenses may differ from these estimates and the Company's earnings per share may be updated in the future.

    Moog Inc. is a worldwide manufacturer of precision control components and systems. Moog's high-performance actuation products control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles and automated industrial machinery.

    Cautionary Statement

    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this release that does not consist of historical facts, including statements accompanied by or containing words such as "giving effect to," "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume," and "assume," are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) the risk that the historical unaudited financial information of the Poly-Sci division provided by the seller to Moog is inaccurate or incomplete; uncertainty relating to the allocation of the purchase price to the Poly-Sci division assets, the amortization of intangible assets resulting from that allocation and the impact of fair value purchase accounting adjustments; the risk of increased leverage and debt service requirements as a result of the incurrence of additional indebtedness to finance the Poly-Sci division acquisition or to operate the division after the acquisition; the risk that Moog will assume unknown liabilities in connection with the acquisition of the Poly-Sci division and that indemnification from the seller for those liabilities will be limited or unavailable; the risk that a write down of the goodwill associated with the acquisition of the Poly-Sci division could adversely affect Moog's operating results and net worth and cause it to violate covenants in its credit agreements; the risk that the Poly-Sci business will not be successfully integrated on a timely basis or at all, including the risk that Poly-Sci's customers, suppliers and key employee relationships are not preserved, or that the cost of the integration will be significant, (ii) fluctuations in general business cycles and demand for capital goods, (iii) Moog's dependence on government contracts, that may not be fully funded or may be terminated, (iv) Moog's dependence on certain major customers, such as The Boeing Company, for a significant percentage of its sales, (v) Moog's dependence on the commercial aircraft industry which is highly cyclical and sensitive to fuel price increases, labor disputes, and economic conditions,
(vi) the possibility that advances in technology could reduce the demand for certain of Moog's products, specifically hydraulic-based motion controls, (vii) intense competition which may require Moog to compete by lowering prices or by offering more favorable terms of sale, (viii) Moog's significant indebtedness, which will increase substantially as a result of the acquisition of the Poly-Sci division, and which could limit its operational and financial flexibility,
(ix) higher pension costs and increased cash funding requirements which could occur in future years if future actual plan results differ from assumptions used for Moog's defined benefit plans, including returns on plan assets and interest rates, (x) a write-off of all or part of Moog's goodwill which could adversely affect Moog's operating results and net worth and cause it to violate covenants in its bank agreements, (xi) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event Moog does not comply with regulations relating to defense industry contracting,
(xii) the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting, (xiii) Moog's ability to successfully identify and consummate acquisitions and integrate the acquired businesses, (xiv) the possibility of a catastrophic loss of one or more of Moog's manufacturing facilities, (xv) the impact of product liability claims related to Moog's products used in applications where failure can result in significant property damage, injury or death, (xvi) foreign currency fluctuations in those countries in which Moog does business and other risks associated with international operations, and (xvii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made in this release. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Moog disclaims any obligation to update the forward-looking statements made in this release.

SOURCE  Moog Inc.

    -0-                             10/01/2003
    /CONTACT:  Susan Johnson of Moog, +1-716-687-4225/
    (MOGA MOGB)

CO:  Moog Inc.; Northrop Grumman

ST:  New York

IN:  ARO ECP EDA MAC

SU:  ERP TNM